PILGRIM’S PRIDE CORPORATION TO SWITCH STOCK EXCHANGE LISTING TO NASDAQ

Company's Ticker Symbol to Remain ‘PPC’

GREELEY, Colo., December 17, 2012 /Globenewswire/ -- Pilgrim’s Pride Corporation (NYSE: PPC) today announced that it will voluntarily transfer its stock exchange listing from The New York Stock Exchange to The NASDAQ Global Select Market, an exchange of The NASDAQ OMX Group Inc. (Nasdaq: NDAQ). The Company currently expects that its common stock will commence trading on the NASDAQ on December 28, 2012 and will continue to be listed under the ticker symbol "PPC."

"As part of our effort to reduce costs and optimize value for our stockholders, we determined that the move to NASDAQ will provide our stockholders the most cost-effective services available in the market today." said William Lovette, President and CEO of Pilgrim’s Pride. “This decision is one more step supporting our vision of becoming the best managed and most respected company in the industry.”

“We are thrilled to welcome Pilgrim’s Pride Corporation to NASDAQ’s family of listed companies, which represent the world’s largest and most innovative brands,” said Bruce Aust, Executive Vice President, NASDAQ OMX. “Pilgrim’s is a wonderful company with a great product and we look forward to supporting Pilgrim’s Pride and its stockholders through our partnership in the years to come.”

About Pilgrim’s Pride

Pilgrim’s employs approximately 38,000 people and operates chicken processing plants and prepared-foods facilities in 12 states, Puerto Rico and Mexico. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit http://www.pilgrims.com

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; the ability of the Company to achieve the anticipated synergistic gains from the sale of its common stock to JBS USA Holdings, Inc; the ability of the Company to reopen its idled facilities in the manner and on the time schedule planned due to, among other things, the Company’s dependence on commodity prices and economic conditions; future pricing for feed ingredients and the Company’s products; additional outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources, particularly in light of Pilgrim’s Pride’s substantial leverage; restrictions imposed by, and as a result of, Pilgrim’s Pride’s substantial leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including exports into Russia, the anti-dumping proceeding in Ukraine and the anti-dumping and countervailing duty proceeding in China; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, Pilgrim’s Pride cannot assure that it will be successful in completing the rights offering on the terms outlined in this press release or otherwise.

Contact :	Rosemary Geelan
Investor Relations
(970) 506 -8192
Rosemary.geelan@pilgrims.com

SOURCE: Pilgrim’s Pride Corporation